UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):	February 21, 2006 (February 16, 2006)

ROCK OF AGES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-29464 (Commission File Number)	03-0153200 (I.R.S. Employer Identification Number)

772 Graniteville Road, Graniteville Vermont   05654
      (Address of principal executive offices)        (Zip Code)

(802) 476-3121
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ROCK OF AGES CORPORATION

FORM 8-K

Item 1.01	Entry Into a Material Definitive Agreement

Officer Salaries

On February 16, 2006 the Compensation Committee of the Board of Directors of Rock of Ages Corporation (the "Corporation") determined not to increase the base salaries to be paid to officers from the levels set in 2005. Accordingly, there are no increases in base salary for any officers of the Corporation for 2006. As previously reported in the Corporation's Current Report on Form 8-K filed on December 8, 2005, Kurt M. Swenson, our Chairman and Chief Executive Officer, voluntarily took a 10% reduction in the rate of pay on the non-deferred portion of his salary and such reduction remains in effect until the Compensation Committee takes action to reset his compensation.

The Compensation Committee further determined that no bonuses will be paid to officers in respect of 2005 performance. As previously reported in the Corporation's Current Report on Form 8-K filed on June 23, 2005, pursuant to the retirement agreement between the Corporation and Jon M. Gregory, formerly the President and Chief Operating Officer of the Quarry Division, the Corporation paid to Mr. Gregory a one-time retirement bonus of $60,000 on January 15, 2006. This retirement bonus was accrued and expensed by the Corporation in 2005 when the agreement was signed.

2006 Bonus Plan

On February 16, 2006, the Compensation Committee adopted a cash bonus plan for 2006 (the "Plan") covering the Corporation's executive officers, and certain other key employees, including Mr. Swenson, Rick Wrabel, President and Chief Operating Officer of the Memorials Division, Donald Labonte, President/North American Manufacturing, Nancy Rowden Brock, Senior Vice President/Chief Financial Officer , Caryn Crump, Senior Vice President of Marketing/Memorials Division (formerly, Senior Vice President of Marketing), Douglas S. Goldsmith, President and Chief Operating Officer of the Quarry Division and Michael Tule, Senior Vice President/General Counsel. Pursuant to the Plan, the aforementioned executive officers and officer may earn a cash bonus of between 10% and 50% of their respective base salaries, based upon the attainment of certain levels of earnings before income taxes ("pretax income") by the operating unit(s) for which they are responsible, as well as by the Corporation, except that in cases of Mr. Swenson, Mr. Tule and Ms. Brock, the cash bonus will be determined solely upon the attainment of certain levels of pretax income by the Corporation.

Renewal of Kimball Consulting Agreement

On February 16, 2006, the Compensation Committee voted to renew the consulting agreement with Richard C. Kimball, a director of the Corporation, for 2006. Pursuant to the renewal, the Company will pay Mr. Kimball a retainer of $60,000, payable in monthly installments of $5,000 during 2006 in exchange for consulting services to the Corporation during 2006. The original consulting agreement was previously reported by the Corporation on a Current Report on Form 8-K filed December 31, 2004.

ROCK OF AGES CORPORATION

 FORM 8-K

    Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCK OF AGES CORPORATION

Dated: February 21, 2006	By: /s/ Michael B. Tule Michael B. Tule Vice President/General Counsel